EXHIBIT 99.1
Financial Statements of PetroEdge Resources (WV) LLC

C O N T E N T S

Independent Auditors’ Report
To the Member of
PetroEdge Resources (WV) LLC
Houston, Texas
We have audited the accompanying balance sheet of PetroEdge Resources (WV) LLC (the “Company”) as of December 31, 2007, and the related statements of operations, changes in member’s deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PetroEdge Resources (WV) LLC as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ UHY LLP
Houston, Texas
June 6, 2008

PETROEDGE RESOURCES (WV) LLC
BALANCE SHEET

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,304,608	$185,202
Accounts receivable, net	1,997,484	1,738,356
Prepaid expenses and other assets	129,053	94,683

TOTAL CURRENT ASSETS	7,431,145	2,018,241

PROPERTY AND EQUIPMENT
Oil and gas properties, full cost method	86,630,203	75,301,749
Furniture, fixtures and equipment	164,337	159,648

	86,794,540	75,461,397
Less: accumulated depreciation, depletion and amortization	6,312,111	4,878,365

NET PROPERTY AND EQUIPMENT	80,482,429	70,583,032

DEBT ISSUE COSTS, net of accumulated amortization of $1,538,431 and $1,032,547 at June 30, 2008 and December 31, 2007, respectively	2,010,073	2,327,208

TOTAL ASSETS	$89,923,647	$74,928,481

LIABILITIES AND MEMBER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,235,521	$2,905,548
Other liabilities	5,000,000	—

TOTAL CURRENT LIABILITIES	9,235,521	2,905,548

LONG-TERM DEBT	42,000,000	39,000,000
DUE TO PARENT	48,637,962	38,865,250
OTHER NON-CURRENT LIABILITIES	390,000	320,000
ASSET RETIREMENT OBLIGATIONS	2,189,029	2,092,003

TOTAL LIABILITIES	102,452,512	83,182,801

COMMITMENTS AND CONTINGENCIES

MEMBER’S DEFICIT	(12,528,865)	(8,254,320)

TOTAL LIABILITIES AND MEMBER’S DEFICIT	$89,923,647	$74,928,481

See accompanying notes to financial statements.

PETROEDGE RESOURCES (WV) LLC
STATEMENT OF OPERATIONS

			Year Ended
	Six Months Ended June 30,		December 31,
	2008	2007	2007
	(Unaudited)	(Unaudited)
REVENUES	$6,550,001	$6,189,732	$12,147,673

EXPENSES
Operating costs and severance taxes	2,110,035	1,435,998	3,162,272
Depreciation, depletion and amortization	1,433,746	1,371,079	3,043,118
Accretion expense	97,026	91,050	182,099
General and administrative	1,501,456	1,091,451	2,393,709

TOTAL EXPENSES	5,142,263	3,989,578	8,781,198

INCOME FROM OPERATIONS	1,407,738	2,200,154	3,366,475

OTHER EXPENSE
Interest expense	(5,682,283)	(3,370,502)	(7,765,063)

TOTAL OTHER EXPENSE	(5,682,283)	(3,370,502)	(7,765,063)

NET LOSS	$(4,274,545)	$(1,170,348)	$(4,398,588)

See accompanying notes to financial statements.

PETROEDGE RESOURCES (WV) LLC
STATEMENT OF CHANGES IN MEMBER’S DEFICIT
YEAR ENDED DECEMBER 31, 2007

Balance at January 1, 2007	$(3,855,732)

Net loss	(4,398,588)

Balance at December 31, 2007	(8,254,320)

Net loss (unaudited)	(4,274,545)

Balance at June 30, 2008 (unaudited)	$(12,528,865)

See accompanying notes to financial statements.

PETROEDGE RESOURCES (WV) LLC
STATEMENT OF CASH FLOWS

			Year Ended
	Six Months Ended June 30,		December 31,
	2008	2007	2007
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,274,545)	$(1,170,348)	$(4,398,588)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	1,433,746	1,371,079	3,043,118
Bad debt expense	56,335	—	—
Amortization of debt issuance cost	505,884	416,218	831,191
Accretion expense	97,026	91,050	182,099
Non-cash interest charges on advances from Parent	2,617,453	1,800,802	3,938,573
Gain on disposal of furniture, fixture and equipment	—	—	(1,000)
Changes in operating assets and liabilities:
Accounts receivable	(315,463)	(401,792)	(328,398)
Prepaid expenses and other assets	(34,370)	(174,614)	(31,844)
Accounts payable and accrued liabilities	1,329,973	1,437,259	(1,589,235)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,416,039	3,369,654	1,645,916

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures — oil and gas properties	(11,328,454)	(12,829,075)	(27,706,280)
Capital expenditures — furniture, fixtures and equipment	(4,689)	(12,696)	(138,331)
Advance on sale of properties	5,000,000	—	—
Proceeds from sales of furniture, fixture and equipment	—	—	4,000

NET CASH USED IN INVESTING ACTIVITIES	(6,333,143)	(12,841,771)	(27,840,611)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from Parent (net)	7,155,259	2,562,336	7,076,084
Proceeds from West LB senior credit agreement	3,000,000	7,500,000	20,000,000
Payments for debt issuance costs	(118,749)	(330,000)	(704,490)

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,036,510	9,732,336	26,371,594

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,119,406	260,219	176,899

CASH AND CASH EQUIVALENTS, beginning of period	185,202	8,303	8,303

CASH AND CASH EQUIVALENTS, end of period	$5,304,608	$268,522	$185,202

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$1,418,853	$1,152,516	$3,157,576

NON-CASH INVESTING AND FINANCING ACTIVITIES
Asset retirement obligations	$—	$—	$(8,661)

Non-cash deferred debt issue cost	$70,000	$50,000	$70,000

See accompanying notes to financial statements.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE A — NATURE OF BUSINESS
PetroEdge Resources (WV) LLC (“WV” or the “Company”) is a growth oriented independent energy company engaged in the acquisition, exploitation and exploration of unconventional natural gas and crude oil properties. The Company’s initial focus is an aggressive acquisition and development drilling program focused on the Eastern United States, in the Mississippian and Devonian formations in the Appalachian Basin. The Company was formed on February 10, 2005 and is headquartered in Houston, Texas. The Company is a wholly owned subsidiary of PetroEdge Resources Partners, LLC (“PRP” or “Parent”), a limited liability company organized in the state of Delaware. Prior to August 2006, the Company was a wholly owned subsidiary of PetroEdge Resources, LLC (“PetroEdge”). PRP was formed in August of 2006 as a majority owned subsidiary of PetroEdge. Concurrently, PetroEdge contributed its members’ interests of WV to PRP.
The Company’s objective is to achieve the reserve growth targets while increasing cash flow and generating a high return on equity. The Company’s strategy to achieve these goals is to acquire, produce and explore for reserves on existing and future acreage portfolio. The Company is focusing on acquisition, exploitation and exploration activities within and outside of Appalachia. There are five key components to the Company’s strategy: acquisitions, drilling improvement program, farmouts, technology application and company development projects.
NOTE B — SALE OF WV
On June 5, 2008, PRP signed an agreement with Quest Resource Corporation for the sale of 100% of the membership interests of the Company, which owned all operating assets consisting of undivided interests in certain oil and gas leases and related assets located in various fields situated in the States of West Virginia, Pennsylvania and New York for consideration of $140,000,000, subject to a working capital adjustment. As part of this agreement, PRP received a performance deposit of $5,000,000 which is recorded as other liabilities on the balance sheet at June 30, 2008. The Company used a portion of the proceeds from the sale to payoff the long-term debt and related long-term liabilities associated with the West LB Senior Credit Facility in their entirety. The sale of the Company closed on July 11, 2008 (See Note K — SUBSEQUENT EVENT).
NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Interim financial information: The accompanying unaudited financial statements present the financial position at June 30, 2008 and the results of operations and cash flows for the six-month periods ended June 30, 2008 and 2007 of the Company. These financial statements include all adjustments, consisting of normal and recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the indicated periods. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year ended December 31, 2008.
Cash Equivalents: For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.
Accounts Receivable: Accounts receivable primarily represent accrued revenues for oil and gas production for November and December, and are generally not collateralized.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Allowance for Doubtful Accounts: The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectibility. The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated. At December 31, 2007, the Company did not have an allowance for doubtful accounts. At June 30, 2008, the Company had an allowance for doubtful accounts of $56,335 (unaudited).
Property and Equipment: The Company accounts for its investment in oil and gas producing activities using the full cost method of accounting. Under this method of accounting, all costs, including indirect costs related to exploration and development activities, are capitalized as oil and gas property costs. These costs, and estimated future development costs, are accumulated in a single cost center and are amortized on an equivalent unit-of-production basis using total estimated proved oil and gas reserves. No gains or losses are recognized on the sale or disposition of oil and gas reserves unless the disposition of reserves represents a significant portion of the Company’s aggregate reserves. The cost of unevaluated properties is excluded from the full-cost amortization base. As of December 31, 2007, no cost has been assigned to unevaluated properties. Substantially all of the oil and gas assets are pledged as collateral for the Company’s debt, as further described in
Note F.
Capitalized costs of proved oil and gas properties are limited to an amount calculated as the aggregate discounted future net cash flows from proved oil and gas reserves. As the calculated amount exceeded the Company’s net capitalized costs at December 31, 2007, no valuation provision was necessary.
Other property and equipment is stated at cost. The Company depreciates the cost of other property and equipment using the straight-line method over the estimated useful lives typically ranging from 3 to 8 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the results of operations for the period. The cost of maintenance and repairs is expensed as incurred and significant renewals and improvements are capitalized.
Debt Issue Costs: Debt issue costs consist of costs associated with obtaining financing discussed in Note F. These costs are amortized over the life of the credit agreement or less if the credit facility is terminated. Amortization of debt issuance costs included in interest expense was $831,191 for the year ended December 31, 2007. Amortization of debt issuance costs included in interest expense was $505,884 (unaudited) and $416,218 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.
Management and Administrative Expenses: PRP charges to the Company 100% of the management and administrative expenses incurred on behalf of the Company. During the year ended December 31, 2007, PetroEdge and PRP charged $2,302,558 in management and administrative fees to the Company and is included in General and Administrative expenses in the Statement of Operations. Management and administrative fees were $1,437,740 (unaudited) and $1,091,160 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.
Revenue Recognition: Revenues associated with sales of oil and natural gas are recorded when title passes to the customer, net of royalties, discounts and allowances, as applicable.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The Company uses the sales method of accounting for gas production imbalances. The volumes of gas sold may differ from the volumes to which the Company is entitled based on its interests in the properties. These differences create imbalances that are recognized as a liability only when the properties’ estimated remaining reserves net to the Company will not be sufficient to enable the underproduced owner to recoup its entitled share through production. No receivables are recorded for those wells where the Company has taken less than its share of production.
Income Taxes: A limited liability company is not subject to the payment of federal income taxes as components of its income and expenses flow through directly to the members. Accordingly, no provision for income taxes has been reflected in these financial statements. However, the Company is subject to state income taxes.
Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include, among other things, determining oil and gas reserve estimates recoverable in the future. Furthermore, it is reasonably possible that a change in this estimate could occur in the near future and such change could be material.
Independent petroleum and geological engineers prepare estimates of the Company’s oil and natural gas reserves. Proved reserves, estimated future net revenues and the present value of our reserves are estimated based upon a combination of historical data and estimates of future activity. The reserve estimates are used in calculating depletion, depreciation and amortization and in the assessment of the Company’s Ceiling Limitation. Significant assumptions are required in the valuation of proved oil and natural gas reserves which, as described herein, may affect the amount at which oil and natural gas properties are recorded. Actual results could differ materially from these estimates.
Concentrations of Credit Risk: The Company’s oil and gas operations have a concentration of customers in the natural gas industry. This customer concentration may impact the overall exposure to credit risk, either positively or negatively, in that the customer may be similarly affected by the changes in economic or other conditions.
The Company maintains cash balances at financial institutions in the United States of America, which exceed federally insured amounts. The Company has not experienced any losses in such accounts.
New Accounting Pronouncements: In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 introduces a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. On February 6, 2008, the FASB issued a final FASB Staff Position (“FSP”) No. FAS 157-b, Effective Date of FASB Statement No. 157. This FSP delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The effective date of SFAS No. 157 for non-financial assets and liabilities has been delayed by one year to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. SFAS No. 157 for financial assets and liabilities is effective for fiscal years beginning after November 15, 2007, and the Company adopted the standard for those assets and liabilities as of January 1, 2008. The adoption of this standard did not have a material impact on the financial statements.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, which permits companies to choose, at specified dates, to measure certain eligible financial instruments at fair value. The objective of SFAS No. 159 is to reduce volatility in preparer reporting that may be caused as a result of measuring related financial assets and liabilities differently and to expand the use of fair value measurements. The provisions of SFAS No. 159 apply only to entities that elect to use the fair value option and to all entities with available-for-sale and trading securities. Additional disclosures are also required for instruments for which the fair value option is elected. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. No retrospective application is allowed, except for companies that choose to adopt early. At the effective date, companies may elect the fair value option for eligible items that exist at that date, and the effect of the first remeasurement to fair value must be reported as a cumulative-effect adjustment to the opening balance of retained earnings. Effective January 1, 2008, the Company adopted SFAS No. 159 and the adoption did not have any impact on its financial statements.
In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which replaces FASB Statement No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for acquisitions that occur in an entity’s fiscal year that begins after December 15, 2008. The impact, if any, will depend on the nature and size of business combinations consummated after the effective date.
In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in the Financial Statements — an Amendment of ARB No. 51. SFAS No. 160 requires that accounting and reporting for minority interests will be recharacterized as non-controlling interests and classified as a component of equity. SFAS No. 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 applies to all entities that prepare financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. This statement is effective as of the beginning of an entity’s first fiscal year beginning after December 15, 2008. Based upon the December 31, 2007 balance sheet, the statement would have no impact.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Based upon the December 31, 2007 balance sheet, the statement would have no impact.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE D — OIL AND GAS OPERATIONS
Capitalized costs related to the Company’s oil and gas producing activities and the related amounts of accumulated depreciation, depletion and amortization are as follows:

	June 30,	December 31,
	2008	2007
	(Unaudited)
Oil and gas properties:
Proved	$86,630,203	$75,301,749
Unevaluated	—	—

	86,630,203	75,301,749
Less: accumulated depreciation, depletion and amortization	(6,258,230)	(4,849,008)

Net property costs	$80,371,973	$70,452,741

Depreciation, depletion and amortization expense was $3,015,159 for the year ended December 31, 2007. Depreciation, depletion and amortization expense was $1,409,220 (unaudited) and $1,364,796 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.
NOTE E — FURNITURE, FIXTURES AND EQUIPMENT
Furniture, fixtures and equipment consists of the following:

	June 30,	December 31,
	2008	2007
	(Unaudited)
Furniture and fixtures	$7,542	$5,475
Transportation equipment	143,943	142,945
Software	12,852	11,228

	164,337	159,648
Less: accumulated depreciation and amortization	(53,881)	(29,357)

Net furniture, fixtures and equipment	$110,456	$130,291

Depreciation and amortization expense for the year ended December 31, 2007 was $27,959. Depreciation and amortization expense was $24,526 (unaudited) and $6,283 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE F — LONG-TERM DEBT
In August of 2006, PRP and the Company executed a senior credit facility (“Credit Facility”) with WestLB AG for a maximum facility in the amount of $125,000,000. All borrowings under this facility are due on August 24, 2009 and are secured by all proved developed producing reserves and all proved undeveloped reserves upon the conversion to producing status. The Credit Facility enables the Company to borrow funds at variable interest rates plus commitment fees. The Company is required to pay a 2% commitment fee and 1% syndication fee on increases on the borrowing base. During 2007, the Company increased the borrowing base from $25,000,000 to $45,000,000 and paid commitment fees and syndication fees of $600,000 included as debt issue costs in the balance sheet. At December 31, 2007, the outstanding balance bears interest at annual rates ranging from 9.07% to 10.14% which are adjusted periodically by LIBOR and PRIME rates, depending on the agreement for each debt tranche. The Credit Facility contains various covenants, including a leverage ratio, current ratio, asset coverage ratio and interest coverage ratio. At December 31, 2007, the Company was not in compliance with the financial covenants in the Credit Facility. The Company obtained a waiver from the lender for those covenants for which the Company was not in compliance.
As of June 30, 2008, long-term debt consists of the Credit Facility with WestLB. On July 11, 2008, the Company repaid the long-term debt associated with the Credit Facility in its entirety (See NOTE K — SUBSEQUENT EVENT).
NOTE G — DUE TO PARENT
Since substantially all the operations are being conducted through the Company, PetroEdge has allocated to the Company primarily all debt as of December 31, 2007 and all related interest, amortization of debt discount, commitment fees, exit fees, debt issue costs and other charges for the year ended December 31, 2007. The Company recognized interest expense on the advances from PetroEdge of $3,938,573 for the year ended December 31, 2007. The Company recognized interest expense on advances from PetroEdge of $2,617,453 (unaudited) and $1,800,802 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.
NOTE H — ASSET RETIREMENT OBLIGATIONS
The Company accounts for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement cost. SFAS No. 143 requires entities to record a liability for asset retirement obligations at fair value in the period in which it is incurred if a reasonable estimate of fair value can be made and a corresponding increase in the carrying amount of the related long-lived asset. An ongoing accretion expense is recognized for changes in the value of the liability as a result of the passage of time.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE H — ASSET RETIREMENT OBLIGATIONS (Continued)
The Company recorded activity related to the asset retirement obligations as follows:

		Year Ended
	June 30,	December 31,
	2008	2007
	(Unaudited)
Liability for asset retirement obligations, beginning of period	$2,092,003	$1,918,565

Liabilities acquired	—	98,892
Liabilities settled/sold	—	—
Revision in estimated cash flows	—	(107,553)
Accretion expense	97,026	182,099

Liability for asset retirement obligations, end of period	$2,189,029	$2,092,003

NOTE I — OPERATING LEASES AND COMMITMENTS
The Company outsources various services and leases office space under non-cancelable lease agreements expiring at various dates through 2010, which are accounted for as operating leases. At December 31, 2007, the Company’s future minimum payments under the agreements are as follows:

Year Ended December 31,
2008	$83,769
2009	91,247
2010	65,990

$241,006

Rent expense totaled $59,760 for the year ended December 31, 2007. Rent expense totaled $22,697 (unaudited) and $12,605 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.
NOTE J — SUPPLEMENTAL NATURAL GAS AND OIL INFORMATION (Unaudited)
The Company has interests in oil and natural gas properties that are principally located in West Virginia, Pennsylvania and New York. The Company does not own or lease any oil and natural gas properties outside the United States of America.
The following table shows estimates of proved reserves prepared by the Company’s technical staff and independent external reserve engineers in accordance with definitions of the Securities and Exchange Commission (SEC). DeGolyer and MacNaughton prepared reserve estimates for the Company’s standardized measure of discounted future net cash flows for the year ended December 31, 2007.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE J — SUPPLEMENTAL NATURAL GAS AND OIL INFORMATION (Unaudited) (Continued)
Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.
There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured, and estimates of engineers other than the Company’s might differ materially from the estimates set forth herein. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.
Gas imbalance receivables and liabilities were not material and have not been included in the reserve estimates.

	Gas (in Mcf)	Oil (in Bbls)
Net proved reserves
January 1, 2007	63,610,092	621,881
Revisions of previous estimates	(24,817,202)	(279,900)
Extensions, discoveries and other	57,387,116	490,863
Production	(1,090,436)	(21,691)

December 31, 2007	95,089,570	811,153

The following reserve information sets forth the estimated quantities of proved developed and proved undeveloped oil and natural gas reserves of the Company as of December 31, 2007:

	Natural Gas	Crude Oil	Gas Equivalent
	(MMcf)	(MBbls)	(MMcfe)
Proved Developed Reserves	31,864	227	33,226
Proved Undeveloped Reserves	63,225	584	66,729
Proved developed reserves are proved reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are proved reserves that require incremental capital expenditures to recover. Natural gas is converted to barrels of oil equivalent using a conversion factor of six thousand cubic feet per barrel.
Results of operations from producing activities were as follows for the year ended December 31, 2007:

Production revenues	$12,147,673
Production costs*	(3,162,272)
Depreciation, depletion and amortization	(3,043,118)

Results of operations from producing activities	$5,942,283

*	Production cost includes lease operating expenses and production related taxes, including ad valorem and severance taxes.

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE J — SUPPLEMENTAL NATURAL GAS AND OIL INFORMATION (Unaudited) (Continued)
Standardized measure of discounted future net cash flows relating to proved oil and gas reserves
The standardized measure of discounted future net cash flows presented in the following table was computed using year-end prices and costs and a 10% discount factor. However, the Company cautions that actual future net cash flows may vary considerably from these estimates. Although the Company’s estimates of total proved reserves, development costs and production rates were based on the best available information, the development and production of the oil and gas reserves may not occur in the periods assumed. Actual prices realized, costs incurred and production quantities may vary significantly from those used. Therefore, such estimated future net cash flows computations should not be considered to represent the Company’s estimate of the expected revenues or the current value of existing proved reserves.
The Company cautions against using this data to determine the fair value of its oil and natural gas properties. To obtain the best estimate of fair value of the oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.
The standardized measure of discounted future net cash flows relating to the Company’s proved natural gas and oil reserves is as follows (in thousands):

As of
December 31,
2007
Future cash inflows	$975,512
Future production costs	(124,787)
Future development costs	(176,689)

Future net cash flows	674,036
10% annual discount for estimated timing of cash flows	(510,864)

Standardized measure of discounted future net cash flows	$163,172

Prices used in computing these calculations of future cash flows from estimated future production of proved reserves were $85.12 per barrel of oil at December 31, 2007 adjusted for quality, transportation fees and regional price differential and $7.69 per MMBtu of natural gas at December 31, 2007.
Costs incurred in oil and natural gas producing activities for the year ended December 31, 2007 are as follows (in thousands):

2007
Acquisition of proved properties	$—
Acquisition of unproved properties	2,032
Proceeds from sale of unproved properties	—
Development costs	25,674
Exploration costs	—
Exploration in progress	—
Sale of producing properties	—

$27,706

PETROEDGE RESOURCES (WV) LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE J — SUPPLEMENTAL NATURAL GAS AND OIL INFORMATION (Unaudited) (Continued)
The following are the principal sources of change in our standardized measure of discounted future net cash flows (in thousands):

Year Ended
December 31,
2007
Sales and transfers, net of production costs	$(8,802)
Net changes in prices and production costs	(18,454)
Extensions discoveries and improved recovery, less related costs	71,954
Changes in estimated future development costs	(41,574)
Sales of reserves in place	—
Purchase of reserves in place	—
Development costs incurred during the period	42,467
Revision of previous quantity estimates	(60,946)
Accretion of discount	7,909
Change in production rates, timing and other	—

Net change	$(7,446)

This disclosure reflects changes in the standardized measure calculation and there are no future income tax expenses because we are a non-taxable entity.
NOTE K — SUBSEQUENT EVENT (Unaudited)
On July 11, 2008, PetroEdge used a portion of the proceeds from the sale of the Company to repay the long-term debt and related long-term liabilities associated with the Credit Facility in their entirety.